UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 30, 2004
                                                 ----------------


                       China Digital Communication Group
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             (Exact name of registrant as specified in its charter)


          Nevada                       333-64804           91-2132336
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(State or other jurisdiction         (Commission       (IRS Employer
            of incorporation)         File Number)     Identification No.)


  2/F North Wondial Building, Keji South 6 Road, Shenzhen High-Tech Industrial
                   Park, Shennan Avenue, Shenzhen, P.R. China
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: 86-755-38252698
                                                   ----------------
                                Jasmine's Garden
                                ----------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On September 30, 2004, we filed a Current Report on Form 8k disclosing our entry into a Share Exchange Agreement with Billion Electronics Co., Ltd., a company incorporated under the laws of China, or Billion, the shareholders of Billion and Shenzhen E'Jinie Technology Development Co., Ltd., a company incorporated under the laws of China. Pursuant to the terms of the Share Exchange Agreement, we agreed to purchase all of the issued and outstanding securities of Billion from the shareholders of Billion in exchange for US$1,500,000 and 4,566,210 shares of our common stock, or approximately 8.7% of our issued and outstanding stock on a fully diluted basis.

In connection with the Share Exchange Agreement, we also entered into a Guarantee Contract, or the Guarantee, with Shiji Ruichen Guaranty and Investment Co. Ltd., a company incorporated under the laws of China, or Shiji, on October 9, 2004, which Guarantee was subsequently amended on October 11, 2004. Pursuant to the terms of the Guarantee, Shiji agreed to guaranty the performance by us and the shareholders of Billion of the Share Exchange Agreement. As consideration for Shiji's guaranty, we agreed to issue Shiji 4% of our existing outstanding shares of common stock (or 1,919,016 shares), half of which shall be freely tradable and half of which shall be restricted shares. As security for our obligations under the Guarantee, one of our principal shareholders agreed to deposit 5,000,000 shares of the common stock of the company held by her into escrow, or the Escrow Shares, in consideration for 100,000 shares of our common stock. In the event such shareholder forfeits all or any portion of her shares as a result of the Guarantee, we agree to issue to her replacement shares of our common stock.

In the event the Share Exchange Agreement terminates as a result of a default of the shareholders of Billion, Shiji has agreed to pay us RMB 10,000,000 (approximately US $1,210,000). In the event that the consideration set forth in the Share Exchange Agreement to purchase all of the issued and outstanding securities of Billion is insufficient, Shiji shall be entitled to issue additional shares from the Escrow Shares to compensate for such deficiency. In the event the Share Exchange Agreement terminates or is delayed as a result of a default by us, Shiji shall be entitled to pursue remedies available to it, including without limitation, the sale or transfer of all the Escrow Shares. If we engage in any illegal business activity, we are obligated to pay Shiji a default fee of RMB 5,000,000 (approximately US $605,000).

Our principal shareholder will receive a return of all Escrow Shares upon a consummation of the transactions contemplated under the Share Exchange Agreement. We intend to issue our common stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, 1933, as amended.

A copy of the Share Exchange Agreement was filed as Exhibit 10.1 to the Company's 8-K dated September 30, 2004.


Item 2.01 Completion of Acquisition or Disposition of Assets

         The disclosures made in response to Item 1.01 above are incorporated herein by reference. The Acquisition contemplated and disclosed in the Company's 8-K filed September 30, 2004 was completed and the transaction closed on November 15, 2004. In return for the Company receiving all of the issued and outstanding capital stock of Billion which is the holder and owner of 100% of the shares of SETD, the shareholders of Billion received $1,500,000USD and 4,566,210 shares of the Company's common stock which represents approximately 8.7% of the issued and outstanding stock on a fully diluted basis.

         In addition, below is a brief overview of the Company's business and the proposed business of Shenjhen E'Jinie Science and Technology Co Ltd. and the industry in which it operates.

a. The Company's Business

Prior to the Acquisition, the Company was a public "shell" company with nominal assets and no real operations. The Company has now become a holding company for Shenjen E'Jinie Science and Technology Co Ltd. which is a wholly owed subsidiary of the acquired company, Billion.

b.       Shenjhen E'Jinie Science and Technology Co Ltd.'s Business and Industry

1. Background

Shenzhen E'Jinie Technology Development Co., Ltd. ("SETD") was founded in May 2002. In the late 1990's, as the domestic mobile electronics market rapidly boomed, mobile battery supply fell short of demand. SETD immediately decided to engage in the manufacture and distribution of mobile battery steel cases. In caution, and based real time market condition surveys and analysis, SETD decided to only introduce one steel case production line. The product line won the praise and respect of customers and before long, demand far outstripped supply and excellent revenue streams were realized. Based on this initial success, SETD introduced other product lines and to date, SETD has placed 14 mobile battery square steel case lines into production.

2. Product Lines

The Main Products produced by SETD are:

a. Steel battery shells
b. Aluminum battery shells
c. Aluminum battery caps
d. Lithium batteries


The Main Production Lines for SETD are:

a. 14 steel battery shell lines
b. 5 aluminum battery shell lines
c. 2 aluminum battery cap lines

Current Model Production Table

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    Name                        No. Types     No. Models    Daily Production
                                                                 (unit)
--------------------------------------------------------------------------------
Square Steel Battery Shell         10             35             300,000
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Square Aluminum Battery Shell      10             20             150,000
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Square Aluminum Battery Cap        10             20             150,000
--------------------------------------------------------------------------------

Based on clients' specific requirements, the company develops, customizes and produces the new type steel, aluminum battery shells, aluminum caps, and Lithium batteries for mobile phones, PDAs and MP3s


3. Major Suppliers

The Following Table sets forth the Major Suppliers for SETD:

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         Name                                              Product
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         Heng Yuang Li Stainless Steel Factory             Stainless Steel Pipe
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         Hongzhou Stainless Steel Product Co               Stainless Steel Pipe
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         Hua Yi Aluminum Co.                               Aluminum Roll, Board
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         Jiexing Development Co.                           Nickel
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         Fushun Steel Co.                                  Model Steel
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         Yuer Trading Co.                                  Raw Folium
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         Shui Xing Chen Stainless Steel Co.                Stainless Steel Pipe
--------------------------------------------------------------------------------
         Shui Guang Long Stainless Steel Co.               Stainless Steel Pipe
--------------------------------------------------------------------------------


4. Major Clients

--------------------------------------------------------------------------------
         Name                                              AR Turn Over
--------------------------------------------------------------------------------
         Bi Ke Battery Co.                                 90 Day
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         Tian Mao Battery Co.                              90 Day
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         Ying Si Qi Battery Co.                            60 Day after Shipment
--------------------------------------------------------------------------------
         Da Ke Battery Co.                                 30 Day
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         Er Bao Battery Co.                                60 Day
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         Huang Yu Da Battery Co.                           30 Day
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         Hai Bu Sai Battery Co.                            60 Day
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5. Major Competitors

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         Name                                              Market Shares
--------------------------------------------------------------------------------
         Shenzhen Luhua Science and Technology Co., Ltd    40%
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         Shenzhen Wenda Development Co., Ltd               10%
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         SETD                                              50%
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6.       Macro-Economic Market Analysis in China

A. SETD's major products are the primary power source of many modern electronics including cellular telephones, laptop computers, video cameras. PDA's, game consoles, music players and toys, understanding the information technology markets in China are extremely important to understanding SETD's business. During the "10th 5-year" period, China's Information Technology ("IT") industry grew at the rate of 20% and its market penetration has doubled since 2000. The IT industry has become one of the backbone industries that propels the growth of the Chinese national economy and the strategic industries that have improved a comprehensive increase in Chinese international power. By 2005, the sales income of the Chinese national telecommunication industry is expected to hit RMB 10,000,000 million with an annual growth rate of 23%. In the past 5 years, the telecommunication industry alone has earned income of over RMB 9,200,000 million. China's substantial population, enormous capacity and sheer scale of installed fixed phone and mobile phone networks make it No.1 in the world. Chinese domestic users alone have grown to over 500,000,000 with only 40% of nation accessing these services. The market for the IT product manufacturing industry in China is expected to double again simply to supply the demand for basic networks, research production, and information services for the national economy. Social development and national defense in China are also contributing to the total capacity and strength of the Chinese IT industry which is now ranked among the leading places in the world. It is hoped that this substantial growth will provide the information technology equipment support and basic network infrastructure for China's economic reformation and economic opening policies leading to international modernization and financial transparency. The high-speed growth of the telecommunication industry supports and enhances the telecom power-supply industry. Of course, the batteries and battery shells manufactured by SETD, will be embedded in multiple important and integral telecom products and as a result of this dynamic, power supplies manufactured by SETD for telecommunication equipment will show phenomenal demand in the near term. By way of historical example, in 1994, 1995, 1996, and 1997, the sales income of Chinese national rechargeable batteries respectively were RMB 3,600 million, RMB 4,900 million, RMB5,900 million, RMB6,500 million. This is an amazing growth rate of 21% per annum. SETD has every reason to believe that this growth rate will continue to grow at this high rate for the foreseeable future.

7.       Macro-Economic Analysis of International Battery Demand
The battery is the primary power source of many modern electronics, including cellular handset, laptop PC, video camera, PDAs, game consoles, MP3 players, toys and many other devices that are omnipresent and ubiquitous in our everyday lives.
Globally, the market for batteries are expected to grow annually at 6.5% with China, India, Brazil and South Korea as the leaders in increased use and U.S, European, and Japanese use accelerating.1 The total market size, according to various estimations is about $50 billion USD currently with a $5.5 billion USD market for rechargeable (secondary) batteries. Based on the report of the Freedonia Group, the U.S demand for batteries will increase to $14 billion USD in 2007, driven by demand for power-consuming new electronic devices, such as camcorders, camera phones, and PDAs. As newly invented electronic products enter the market, there will be a strong force driving the increased demand for batteries to power these new devices Most commercial batteries in the world today come from Japan which dominates the market with 80% market share. However, recently, BYD Battery Co. Ltd of China, LG Electronics Inc. and Samsung Electronics Co. Ltd of Korea are emerging as the new major producers.
Automotive battery and other industrial battery production are another important category in this product field. The technologies and methods of producing these batteries are extremely similar, and as a result, the cost of producing both consumer batteries and industrial batteries simultaneously does not dramatically increase the incremental costs of production.

A notable report by BC Research Group as well as anecdotal evidence due to higher gas prices in the U.S., show that the market for advanced Hybrid Electronic Vehicles is experiencing a substantial surge in demand. Hybrid vehicles demand 150V of energy, currently provide by the connection among nickel-metal-hydride cells. Replacing these batteries is often costly. According to the report, the market will reach $250 million by 2005, and will double by 20092.

Lithium batteries are a new type of battery invented in the 1990's in Japan and are currently widely used in laptops, PDAs, cellular phones, camcorders, and similar portable electronic devices. The prices of these batteries have been declining, as lower-cost production regions, namely China, entered competition. Other batteries, such as Nickel-cadmium and nickel-metal-hydride batteries, have also experienced price drops, though not as dramatically.3

While the demand for lithium-ion batteries will surge due to the increase of the demand of portable electronic devices, the market for nickel-cadmium will be gradually replaced by nickel-metal-hydride batteries, which are more durable and reliable but less environmentally friendly. Nickel-cadmium batteries are primarily used for power tools, two-way radios and medical devices.4

Alkaline batteries still reign as the primary battery product with the highest market share. Zinc-air and lithium batteries also fill smaller market niches. The demand for primary alkaline batteries is expected to rise 33% by 2012, from the current 3 billion to 4 billion.5

The data table below shows the U.S lithium battery market grew 52% from 1997 to 1998, totaling 1.185 billion and was projected to reach 2.285 billion in 2003.

--------------------------------------------------------------------------------
Market  (millions)                          1997     1998     2003     AAGR%
                                                                       '98-'03
--------------------------------------------------------------------------------
Secondary Lithium Batteries                 550      985      2,060    16
Primary Lithium Batteries                   225      200      225      2.4
Total Lithium Batteries                     775      1,185    2,285    14
Total Lithium Battery Materials             373      407      720      12
--------------------------------------------------------------------------------

Source: Business Communications Company, Inc. 6

China took the U.S position as the world's leading battery manufacturer as early as 1980, just four years after the end of the Cultural Revolution. The Chinese battery market, according to the Business Communication Company, Inc.'s early studies, reached $922.6 million USD in 1998 and $1.6 billion USD in 2003, with an average annual growth rate of 11.2 %. 7

Also, according to another report, which is more recent, the portable device battery market will surge to $9 billion USD by 2010. The report quotes Strategy Analytics which "finds that the market for battery cells will exceed US $9 billion by 2010 driven by the growing demand for portable devices. The development of Lithium-sulfur batteries promises to double the capacity of traditional rechargeable batteries"8

The current market of rechargeable batteries are dominated by Lithium-ion batteries, which represent over 80% of the total market9

Other battery types include:

AGM batteries - AGM stands for absorbed glass mat battery, which, as the name implies, has its glass mat completely absorbing the acid between the lead plates, and is therefore maintenance free. AGM batteries are better than conventional "wet" batteries due to the fact that they are non-leaking and also have less internal resistance, longer lifespan, and lower self-discharge rate. These characteristics make it an ideal choice for durable power supplies, whether it is for automobile, laptop. Compared to GEL batteries, AGM usually cost less but have s shorter life expectancy.

GEL battery - Quoting Mastervolt, "A gel battery is a 'normal' leader sulfuric acid battery acid battery available in the so-called "semi-traction" (12 Volt) and "traction" versions (2 Volt cells). The main difference between a gel battery and the traditional 'web' battery (whether open or sealed) is a gel substance which holds the electrolyte mix. The gases that are produced during the charging process are converted to liquid within the gel battery. This so-called recombination process prevents any gases from escaping and is what makes the gel battery suitable for use as a service battery."10

8. Projected Lithium Battery Usage Analysis for China

The battery industry is constantly attempting to create smaller, lighter, more powerful, longer-living, safer and non-polluting batteries. Use of the Li-ion battery furthers reduces the size of batteries since it weight-to-power ratio far exceeds similar products. In 1997, the three widest used batteries were NiCd batteries, NiMH batteries and lithium ion batteries, respectively accounting for 61%, 21% and 18% of the market. In 2000, the share percentage of NICD batteries went down to 22%, while NiMH batteries and lithium ion batteries respectively went up to 45% and 33%.
Today, the Li-ion battery has become the first choice of fast-rising telecommunication and electronics industry. The Li-ion battery is a product developed in 1990s. In 1993, Japan took the lead in innovating, refining and producing this product. At the beginning, the product was mainly used for notebook PC's. As the performance levels have raised, the Li ion battery has rapidly spread as the battery of choice. Its application has been broadened to mobile phones, cameras, digital cameras, automotive and hand-held GPS systems and various portable electric appliances. Now, over 90% of new mobile electronic devices employ Li-ion battery as their power supply while more than 75% of the notebook PC's employ Li-ion batteries as power supply.

         A.       Wireless Earphone and Other Blue-Tooth product

The lightweight and high voltage features make the button lithium battery very suitable for Blue Tooth products. Wireless earphones are popular in the market due to its small size and zero radiation emission. Its market potential will grow with the growing cellular phone market. Because there is a limit of weight and size that human ears can take, the size and weight of earphones are determining factors for their popularity. Because most of the weight of wireless earphones rests in the batteries, the high voltage (3 volts per single one) and large capacity (1.5 to 2 times of the same size Nickel-Cadmium batteries) of lithium batteries make them the ideal replacement for Nickel-Cadmium batteries.

Currently there are more than one billion cellular phones world wide, and China has 100 million of them. In 2000, the worldwide number of cellular phones sold reached 400 million, and it is estimated that the number will grow by 10% per annum in the next 5 years. Thus, the market for wireless earphones is immense.

         B.       Cordless Phone Market

The Chinese market for cordless phones is large. Currently, most of the domestic cordless phones sold are knock-offs of other manufacturer's products. The Chinese market share for cordless phones is very low. In 2000, there were 144 million land line telephone users in China. The number is estimated to grow to 240 million by 2005. If the growth rate is 10% annual over the next 5 years, the domestic cordless phone market will reach 24 million sets in 2005. This number can be even greater if Chinese exports increase.


         C.       Mobile Phone Market

China is one of the leading countries in telecommunications market growth. The mobile phone market has become the new focal point of telecommunication growth. Since the "Ninth Five Year Plan", the annual growth rate of mobile phones has been consistently at 80%. On average, there are 16.3 million new users every year over the past five years and 22 times of total number of users of just five years ago. Currently the total number of Chinese users has exceeded 100 million. It took only four years to grow from 10 million users to 100 million users. According to the Chinese Department of Information, from 2000 to 2005, the demand for cellular phone batteries is expected to $510 million. Therefore the market of lithium battery for just cellular phone is considerable.

         D.       PDA's and Digital Cameras

         As the Chinese average standard of living increases and more disposable income is generated for a new middle class, the market for PDA's and similar products will greatly increase. No specific figures are available in this area.

9. Projected International Battery Usage Analysis

A.       Cellular Phones

Global mobile phone usage can be described as nothing less than exploding. A report of IDC claims that the worldwide mobile shipments increased 2.5% in the second quarter of 2004 over the first quarter of 2004, and "rose 36.7% year over year to 163.7 millions"11

Leading mobile phone producers, such as LG and Samsung, are continuing to invest heavily on technological innovation to increase the excitability and attractiveness of their brands. Nokia, the leading cellular phone producer, shipped 45,400,000 in the second quarter of 2004. Data for other companies are as follows: Motorola: 24,100,000; Samsung: 22,700,000; Siemens: 10,400,000; Sony
Ericsson: 10,400,000; and LG: 9,940,00012

B.       PDA's

The most popular PDA's currently in the market run with operating systems from PalmSource and Microsoft. Current trends indicate a convergence of cellular phones and computing devices. Moreover, increasing consumer demand for smart phones that can perform more complex computer-like functions is sharply rising over the traditional functionality of PDAs.13

C.       Laptops

While global demand for personal computers in 2003 topped $140 million dollars, laptops accounted for less than $40 million. However, the forecasted demand for laptops in 2005 is estimated to surge to nearly $150 million. In the United States, the numbers are $20 million and $60 million, respectively.

Globally HP Compaq and Dell are the two largest laptop providers, each with close to 16% of global market share. The market share leaders are followed by Toshiba, IBM, Fujitsu, and Sony, respectively.

In the United States, Dell is the largest laptop manufacturer, holding over 26% of domestic market, followed by HP Compaq, Toshiba, IBM, Apple, and Sony.

In the coming years, the major customers are expected to be corporations as they are entering an upgrade cycle. Historically, corporations account for 70% of laptop sales.

In Europe, the prices for laptops have fallen by 1.7% between August 2003 and September 2003. Accordingly, European purchase of laptops surged 53% in the third quarter of 2003 comparing to the same period in 2002. This surge in purchases makes Europe the world's fastest-growing PC market. In Europe, the demand for laptop is however higher among consumers than in corporations, as opposed to the U.S market. 14

D.       IPod

According to a recent news report, the new Apple iPod now has 82% of the U.S retail market, up from 64% 12 month ago. Demand for the iPod is so extremely high that Apple has been forced to move its worldwide launch back from April to July.15


         10.      Physical Plant and Employee Description

Shenjhen E'Jinie Technology Development Co. Ltd.'s, physical plant is located at Baimang Checking Station 1st Building, South Mountain Xili Town, Shenzhen, China. The telephone number is 0755-27653497 and the facsimile number is 0755-27653501. SETD leases factory space of 4,000 square meters and owns approximately 115 various machine sets and items of testing equipment. SETD has nine division with 526 employees. 470 of the employees (89%) have high school diplomas, 39 employees (7%) have associate's degrees, and 17 employees (4%) have bachelor's degrees.

10. Security Ownership

100% of the shares of SETD are owned by Billion and in turn 100% of the shares of Billion are owned and controlled by the Company. The previous shareholders of Billion received cash payments as well stock in the company as detailed in the September 30, 2004 8-K and Share Exchange Agreement attached to the September 30, 2004 8-K as Attachment 10.1.

11. Description of Officers and Directors

President and Chairman of the Board:

Xuemei Fang, female, 64 years old. Before joining the company, she worked at Dingzu Sales Department in 1960, Phoenix Chair Factory in 1982 as President, and YiXiang Chemical Factory Ltd in 1997 as CEO. She joined SETD in May, 2002 as worked as company president since.

CFO

Zhenghua Fang, mail, 51 years old, associate's degree: In 1980 he worked as an accountant at the Erzhou Lanhu Fishing Co. In 1982, he qualified as an assistant accountant. In 1982 he worked as a finance group manager at Zhenhua Fish Products Co. He was granted the certificate of accountant in 1993. He worked as a director of Finance department at Wuchang Fish Co in 1999. He joined SETD in September, 2002, and worked as the CFO since.

Additional Officer and Director information, including compensation information, will be provided in an amendment to this 8-K as the information was not available at the time of the required filing of this document. It is anticipated that additional directors and officers will be named to SETD by the Company as reorganization occurs after the integration of the acquisition.



12. Description of Material Legal Proceedings of SETD

There are no outstanding or pending legal proceedings that have been commenced against to involving Billion or SETD or any of its assets and to the knowledge of Billion and SETD, no matters of the foregoing nature are contemplated or threatened. None of Billion, SETD or their officers or former shareholders have been charged with, and is not threatened with , or under investigation with respect to any allegation concerning any violation of any provision of any federal, provincial, local or foreign law, regulation, ordinance, order or administrative ruling, and is not in default to any order, writ, injunction, or decree of any governmental body.

13. Description of all Transactions Between Company, SETD and Affiliates

With the exception of the transaction reported herein, no material transactions of any kind occurred between the Company and/or its affiliates and SETD and/or its affiliates in the past two years.

14. SETD's Development Plan for Near Term

SETD intends to promote its existing market in square battery steel cases, to actively develop the market of square battery aluminum cases and aluminum covers. Based on SETD's market survey and analysis, it decided to invest another RMB 2 million to introduce 5 new aluminum case lines and to support the production of existing aluminum cover. SETD hopes that, by the end of the next fiscal year, their production capacity for aluminum cases will reach 15 million sets, which may allow for sales volumes to hit RMB 10 million, with potential annual sales volume of RMB 50,025,000.

Item 3.02 Unregistered Sales of Equity Securities.

In return for the Company receiving all of the issued and outstanding capital stock of Billion which is the holder and owner of 100% of the shares of SETD, the shareholders of Billion received $1,500,000USD and 4,566,210 shares of the Company's common stock which represents approximately 8.7% of the issued and outstanding stock on a fully diluted basis.

Item 9.01 Financial Statements and Exhibits.

         a. Unaudited Financial Statements for Acquisition (SETD) Fiscal Years 2003 through Third Quarter 2004. Pro Forma Financial Information for Fourth Quarter 2004 to Fiscal Year 2008.


---------------------------------------------------------------------------------------------------------------------------------
     Item                                   FY2003        IFY2004        FY2005         FY2006          FY2007          FY2008
---------------------------------------------------------------------------------------------------------------------------------
(RMB ten thousand yuan)
---------------------------------------------------------------------------------------------------------------------------------
1    Sales                                  1,747.97       5,002.50      5,577.50        6,267.50        6,842.50        7,613.00
---------------------------------------------------------------------------------------------------------------------------------
     Cost of sales                          1,414.51       4,002.00      4,462.00        5,014.00        5,474.00        6,090.40
---------------------------------------------------------------------------------------------------------------------------------
     Tax and surcharge of main business         0.96          20.01         22.31           25.07           27.37           30.45
---------------------------------------------------------------------------------------------------------------------------------
II.  Profit of main business                  332.50         980.49      1,093.19        1,228.43        1,341.13        1,492.14
---------------------------------------------------------------------------------------------------------------------------------
     Profit on other business                     -              -              -              -               -                -
---------------------------------------------------------------------------------------------------------------------------------
     Sales & Marketing                         13.82         100.05        111.55          125.35          136.85          152.26
---------------------------------------------------------------------------------------------------------------------------------
     General & Administrative                  73.18         115.00        138.00          172.50          207.00          276.00
---------------------------------------------------------------------------------------------------------------------------------
     Interest expenses                          2.91          11.50         23.00           34.50           34.50           34.50
---------------------------------------------------------------------------------------------------------------------------------
III. Business profit                          242.59         753.94        820.64          896.08          962.78        1,029.38
---------------------------------------------------------------------------------------------------------------------------------
     Earnings of investment                      -               -             -               -               -               -
---------------------------------------------------------------------------------------------------------------------------------
     Subsidy                                     -               -             -               -               -               -
---------------------------------------------------------------------------------------------------------------------------------
     Non-business income                         -               -             -               -               -               -
---------------------------------------------------------------------------------------------------------------------------------
     Non-business expenditure                   0.12             -             -               -               -               -
---------------------------------------------------------------------------------------------------------------------------------
 IV. Total profit                             242.47         753.94        820.64          896.08          962.78        1,029.39
---------------------------------------------------------------------------------------------------------------------------------
     Income tax                                 -            113.09        123.10          134.41          144.42          154.41
---------------------------------------------------------------------------------------------------------------------------------
 V.  Net income                               242.47         640.85        697.54          761.67          818.36          874.98
---------------------------------------------------------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHINA DIGITAL COMMUNICATION GROUP

                                            By: /s/ YiBo Sun
                                            -----------------------------------
                                            Name: YiBo Sun
                                            Title: Chief Executive Officer

Dated: November 17, 2004




1 http://www.freedoniagroup.com, (c) Copyright 2003 The Freedonia Group, Inc
2 http://www.advancedautobat.com, Advanced Vehicle Battery Market Expected to
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3 Isidor Buchmann, Battery Statistics, (c) 2004 The Freedonia Group, Inc.
4 Buchmann
5 Buchmann
6 http://www.bccresearch.com/editors/RGB-210.html
7 http://www.bccresearch.com/editors/RGB-213.html
8 http://www.strategyanalytics.com/press/PR00127.htm, Fuel Cells Disappoint as Portable Device Battery Market Surges to $9B by 2010, (c) Strategy Analytics 9 Staff, Ion Dominates Lithium Battery Market, Reeds Business Information, (c)
2004  10  http://www.mastervolt.com/batteries/index.asp,   (c)  2002  Mastervolt
International  11   http://www.channelminds.com/article.php3?id_article=2222  12
http://www.channelminds.com/article.php3?id_article=2222

13 http://story.news.yahoo.com/news?tmpl=story2u=/nf/20041022/bs_nf/27796,
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14 Worldwide Laptop Market Potentials and Acceptability, Copyright 2004-05,
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15 Ian Betterridge, IPod Market share: 82%,
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